Exhibit 99(a)






                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             Form 11-K


          Annual Report Pursuant to Section 15(d) of the
                  Securities Exchange Act of 1934




For the Fiscal Year Ended                         Commission File
December 31, 1993                                 Number 1-1550







               CHIQUITA SAVINGS AND INVESTMENT PLAN




Chiquita Brands International, Inc.
Chiquita Center
250 East Fifth Street
Cincinnati, Ohio  45202

               CHIQUITA SAVINGS AND INVESTMENT PLAN


                             Contents




                                                            Page(s)

Report of Independent Auditors                                    1

Financial Statements

   Statement of Plan Equity as of December 31,
   1993 and 1992                                                  2

   Statement of Income and Changes in Plan
   Equity for the Years Ended December 31,
   1993, 1992 and 1991                                            3

   Notes to Financial Statements                             4 - 14

Supplemental Schedules

   Assets Held for Investment at December 31, 1993       Schedule 1

   Reportable Transactions for the Year Ended
   December 31, 1993                                     Schedule 2

   Party-in-interest Transactions for the Year Ended
   December 31, 1993                                     Schedule 3

Signature

Exhibit

   Consent of Independent Auditors                        Exhibit 1

                  REPORT OF INDEPENDENT AUDITORS




The Administrative Committee of the
Chiquita Savings and Investment Plan

We have audited the accompanying statements of plan equity of the Chiquita Savings and Investment Plan (the "Plan") as of December 31, 1993 and 1992, and the related statements of income and changes in plan equity for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan at December 31, 1993 and 1992, and its income and changes in plan equity for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment, reportable transactions and party-in-interest transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                           /s/ ERNST & YOUNG


Cincinnati, Ohio
June 28, 1994
               CHIQUITA SAVINGS AND INVESTMENT PLAN
                     STATEMENT OF PLAN EQUITY


                                           December 31,
                                           1993          1992
Investments, at fair value:
 Chiquita Brands International, Inc.
   capital stock                           $8,133,939    $8,373,806
 Fidelity Magellan Fund                    5,635,658     3,945,719
 Chemical Bank - Temporary Investment Fund               4,362,392
3,851,394
 Vanguard Index Trust                      3,160,230     2,314,580
 U.S. Treasury Notes                       2,012,500     3,055,620
 Chiquita Brands International, Inc.
   11 7/8% subordinated debentures           647,900       623,100
 Chiquita Brands International, Inc.
   $1.32 Depositary Shares                   355,640       438,827

   Total investments                      24,308,259    22,603,046

Contributions receivable:
 Participant                                      --       251,769
 Company                                   1,905,199     1,411,224
Loans to participants                        669,640       676,322

Investment income receivable                  50,455        52,901
                                          26,933,553    24,995,262

Less:  payable to participants for distributions         (332,751)
(515,727)

Plan equity at end of year                 $26,600,802   $24,479,535







          See accompanying notes to financial statements.
                  CHIQUITA SAVINGS AND INVESTMENT PLAN
             STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY


                                 Years Ended December 31,
                                1993           1992          1991
Investment income:
 Dividends                     $ 909,018      $ 885,177     $ 512,047
 Interest                        394,247        407,998       431,331

Net appreciation (depreciation)
 in fair value of investments (2,818,904)    (7,765,779)    3,069,493

Contributions:
 Participant                   3,004,248      3,115,217     2,584,040
 Company:
   Cash, net of forfeitures of
     $109,649 in 1993, $118,269
     in 1992 and $140,719 in 1991             1,483,851     1,195,767
1,190,152
   Chiquita Brands International, Inc.
     capital stock             1,624,916      2,383,504       974,208
 Rollovers                       225,030        470,836       608,740

Transfer of assets from merged plans          --            1,969,729  --
                               4,822,406      2,662,449     9,370,011

Less: distributions to participants           (2,701,139)  (2,205,263)
(2,026,874)
Net increase in plan equity    2,121,267        457,186     7,343,137

Plan equity:
 Beginning of the year        24,479,535     24,022,349    16,679,212

 End of the year               $26,600,802    $24,479,535   $24,022,349






             See accompanying notes to financial statements.
                 CHIQUITA SAVINGS AND INVESTMENT PLAN
                     NOTES TO FINANCIAL STATEMENTS


DESCRIPTION OF THE PLAN

    The following description of the Chiquita Savings and Investment Plan (the "Plan") provides only general information. Participants should refer to the Plan documents for a more complete description of the Plan's provisions.


General

    The Plan is a defined contribution plan covering substantially all domestic salaried employees of Chiquita Brands International, Inc. (the "Company") and its subsidiaries (excluding John Morrell & Co.) who have completed six months of service and have attained the age of 21. During 1992, the Banana Supply Co., Inc. Profit Sharing Plan (the "Banana Supply Plan") and the Frupac International Corporation Cash-Op Plan were merged into the Plan. Although it is anticipated that the Plan will continue indefinitely, the Board of Directors of the Company can amend, suspend or terminate the Plan provided that such action does not reduce accrued benefits of any participant.

    The assets of the Plan at December 31, 1993 are held by Chemical Bank (the "Trustee"). Pending investment in each fund's primary investment vehicle (see "Investment Options"), the Trustee may invest monies temporarily in short-term investments.


Participant Accounts

    Participants may have up to five accounts under the Plan - an "Employee Before-Tax Contribution Account," an "Employee After-Tax Contribution Account," a "Rollover Contribution Account," a "Matching Contribution Account" and, with respect to former participants of the Banana Supply Plan, an "Employee Profit Sharing Contributions Account." The participant's Employee Accounts reflect all employee before-tax, after-tax and rollover contributions, Banana Supply Co., Inc. profit sharing contributions, and the income, gains, losses, withdrawals, distributions and expenses attributable to such contributions. The Employee Before-Tax Contribution Account has two sub-accounts - the "Participant Restricted Contribution Account" and the "Participant Non-restricted Contribution Account." Contributions are allocated to these sub-accounts based on the participant's election as to how the contributions are to be invested. (See "Participant Contributions.")

    The Matching Contribution Account reflects the participant's share of Company contributions and the income, gains, losses, withdrawals, distributions and expenses attributable to such contributions. The Matching Contribution Account has two sub-accounts - a "Restricted Company Contribution Account" and a "Non-restricted Company Contribution Account." (See "Company Contributions.")
Participant Contributions

    Participants may elect to defer as a Before-Tax Contribution any whole percentage of their compensation from 1% to 12%. Prior to 1989, participants could also elect to make After-Tax Contributions. The first 6% of compensation contributed to the Plan ("Eligible Participant
Contributions") is eligible for employer matching contributions.

    The Plan limits the maximum amount of Before-Tax Contributions which may be made by a participant in any plan year to 12% of compensation, subject to the anti-discrimination standards of the Internal Revenue Code (the "Code"). Participants' taxable compensation is reduced by the amount of Before-Tax Contributions, and such amount is contributed to the Plan on their behalf by the Company. A participant's Before-Tax Contributions in any one year are also limited to a fixed dollar maximum ($8,994 for 1993, $8,728 for 1992 and $8,475 for 1991) as specified by the Code in Internal Revenue Service ("IRS") notices.

    Participant contributions, except for Eligible Participant Contributions to the Chiquita Capital Stock Fund (see "Investment Options"), are allocated to the Participant's Non-restricted Contribution Account. Eligible Participant Contributions to the Chiquita Capital Stock Fund are placed in the Participant Restricted Contribution Account. Such contributions are transferred to the Participant's Non-restricted Contribution Account on the third anniversary of the first day of the Plan year in which the contributions were made.

    The Plan also accepts rollover contributions ("Rollovers") from other qualified plans or from individual retirement accounts. Rollovers are credited to a participant's Rollover Contribution Account, are treated in a manner similar to Before-Tax Contributions for Plan accounting and federal income tax purposes, and are not eligible for matching contributions by the Company.


Company Contributions

    For each Plan year, the Company makes a Basic Matching Contribution, a Discretionary Matching Contribution and a Stock Incentive Matching Contribution, as described below. All such contributions are based on Eligible Participant Contributions. The Company's matching contributions, which are subject to the anti-discrimination standards of the Code, are allocated to the Restricted Company Contribution Account and invested in the Chiquita Capital Stock Fund.

    Basic Matching Contributions   For each Plan year, the Company makes
    a Basic Matching Contribution equal to 50% (or such higher percentage as the Plan Administrative Committee may in its discretion announce) of Eligible Participant Contributions. Such contributions amounted to 50% of Eligible Participant Contributions in each of 1993, 1992 and 1991.

    Discretionary Matching Contributions   At the end of or during the
    year, the Company may, at its discretion, make an additional contribution to the account of each participant who is actively employed by the Company on the last day of the Plan year. The Discretionary Matching Contribution amounted to 65% in 1993, 70% in 1992 and 50% in 1991 of Eligible Participant Contributions.

    Stock Incentive Matching Contributions   The Company contributes an
    additional matching contribution for Eligible Participant Contributions invested in the Chiquita Capital Stock Fund. The Stock Incentive Match was 40% in 1993, 50% in 1992 and 25% in 1991. The amount of the Stock Incentive Match is reviewed each year. Participants are notified prior to the beginning of the next Plan year if the amount of the Stock Incentive Match changes.

    All Company contributions since June 30, 1989 have been allocated to the Restricted Company Contribution Account and invested in the Chiquita Capital Stock Fund. Participants in the Plan for 10 years may direct up to 25% of their Restricted Company Contribution Account into one or more of the Plan's other investment funds, with the exception of the Chiquita Depositary Share Fund (see "Investment Options"), during the first four years after attaining age 55 and up to 50% beginning in the fifth year after attaining age 55.

    Under the Code, a participant's annual Before-Tax Contributions, After-Tax Contributions and employer matching contributions for any calendar year cannot exceed the lesser of a fixed dollar amount ($30,000 for 1993, 1992 and 1991) or 25% of the participant's compensation for that calendar year.


Investment Options

    Participants in the Plan may invest their contributions in five investment funds:

1. Safety of Principal Fund - designed to offer protection of principal while providing a reasonable rate of current income. Contributions to this fund are invested in top quality, short-term, fixed-income securities including U.S. Treasury and agency obligations, guaranteed investment contracts, bank investment contracts and certificates of deposit.

2. Conservative Equity Fund - seeks long-term growth of capital and income, as well as reasonable rates of current income by investing in a portfolio of common stocks. Contributions to this fund are currently invested in the Vanguard Index Trust.

3. Growth Equity Fund - invests in stocks of both well-known and lesser-known companies with above average growth potential.
    Contributions to this fund are currently invested in the Fidelity Magellan Fund.

4. Chiquita Capital Stock Fund - invests in capital stock of the Company.

5. Chiquita Fixed Income Fund - invests in debt securities of the Company.

    During 1992, the Chiquita Depositary Share Fund was established in connection with the Company's issuance of Mandatorily Exchangeable Cumulative Preference Stock, Series C, represented by $1.32 depositary shares (the "Depositary Shares"), in exchange for shares of its capital stock. The Depositary Shares convert back into capital stock in 1995 or earlier at the Company's option. A total of 24,898 shares of capital stock were exchanged for Depositary Shares by participants. Participants are not permitted to contribute to the Chiquita Depositary Share Fund. However, during the three months ended March 31, 1993, participants could transfer funds between the other five investment funds and the Chiquita Depositary Share Fund. Commencing with the quarterly dividend payable September 17, 1993, the Company began paying the quarterly dividend of $.33 per share on its Depositary Shares in the form of capital stock, as permitted by the terms of the Depositary Shares. These shares of capital stock are also maintained in the Chiquita Depositary Share Fund.

    The Plan Administrative Committee (the "Plan Administrator") may change the investment manager of any investment fund by liquidating the assets of such investment fund managed by that investment manager and re-investing such assets in an investment fund managed by a different investment manager so long as such fund is within the established investment guidelines.

    At December 31, 1993 there were 1,093 participants in the Plan. The number of participants in each of the respective funds is presented below:

            Safety of Principal Fund              616
            Conservative Equity Fund              596
            Growth Equity Fund                    717
            Chiquita Capital Stock Fund         1,047
            Chiquita Fixed Income Fund            276
            Chiquita Depositary Share Fund         47

Vesting

    Participants are always fully vested in their Employee Accounts. Generally, Company contributions and the related earnings with respect to each Plan year become vested at a rate of 20% for each year of participation in the Plan. A participant also becomes fully vested upon completing five years of service. A participant also becomes fully vested immediately at age 65 or as a result of retirement on or after attaining age 65, death or disability.

    The non-vested portions of a terminating participant's Company Accounts are forfeited and used to reduce future Company contributions.

Distributions, Withdrawals and Loans

    A participant's contributions, including all income and loss thereon, may be withdrawn only in limited circumstances, as permitted by the Code.

    Upon termination of service, participants may apply to receive a distribution of the vested portion of their Company Accounts in a lump-sum amount or leave their account balance in the Plan until age 65. Distributions consist of cash from the Safety of Principal, Conservative Equity, Growth Equity and Fixed Income Funds and, at the discretion of the participant, cash or Company stock from the Chiquita Capital Stock and Chiquita Depositary Share Funds, respectively.

    Participants may, with the approval of the Plan Administrator, borrow amounts from their accounts subject to conditions and terms as set forth by the Plan Administrator.


SIGNIFICANT ACCOUNTING POLICIES

Valuation of Investments

    The Company's stock and debt securities are valued at the last sales price reported on the composite tape on the day of valuation. Other investments are valued at market. Pending investment in each fund's primary investment vehicle, investments are held in the Trustee's short-term investment fund (in the form of cash and equivalents) and are valued at cost plus accrued interest, which approximates market.

Securities Transactions

    Purchases and sales of investments are recorded on a trade date basis.

Dividend and Interest Income

    Dividend income is recorded on the ex-dividend date and interest income is recorded on an accrual basis.

Administrative Services

    While the Company has no obligation to do so, certain administrative services were provided and professional fees paid by the Company without cost to the Plan.


TAXES

    The Company has received from the IRS a determination that the Plan constitutes a qualified plan under section 401 (a) of the Code, and that its related Trust is exempt from taxes under section 501 (a) of the Code.


    Pursuant to section 404 (a), contributions made by the Company under the Plan are deductible for income tax purposes and Before-Tax Contributions made by the participant are not subject to federal income tax in the year in which such contributions are made. As long as the Plan is qualified, under federal income tax laws and regulations, participants will not be taxed on employer contributions or earnings on all amounts in their "Employee Accounts" until such time as they receive a distribution from the Plan, and the Plan will not be taxed on its dividend and interest income or any capital gains realized by it or any unrealized appreciation on investments within each fund.

    Current tax law provides for special tax treatment, called 5-year averaging, for distributions made after December 31, 1986 (10-year averaging may still be available to participants who meet certain transitional rule requirements) if the participant has participated in the Plan for more than 5 years. A participant may also be able to "roll over" a distribution to another employer's benefit plan or an IRA, subject to the limitations as set forth by the IRS.
                  SUMMARY OF PLAN ASSETS AND LIABILITIES
                            BY INVESTMENT FUND

                             DECEMBER 31, 1993

                                                                Chiquita
                        Safety of                  Growth      Depositary
                        Principal   Conservative   Equity        Share
                          Fund      Equity Fund     Fund         Fund
Investments            $ 5,880,063  $3,162,028    $5,638,339  $   374,010
Contributions
  receivable:
   Company                      --          --            --           --
Loans to participants           --          --            --           --
Investment income
  receivable                37,184          --            --           --
Payable to participants
  for distributions       (107,676)    (80,193)      (44,310)      (3,254)

Plan equity at
  December 31, 1993    $ 5,809,571  $3,081,835   $ 5,594,029  $   370,756



                          Chiquita    Chiquita
                          Capital      Fixed
                           Stock       Income     Loans to
                           Fund         Fund     Participants    Total

Investments            $ 8,411,041  $  762,522   $    80,256  $24,308,259
Contributions
  receivable:
   Company               1,905,199          --            --    1,905,199
Loans to participants           --          --       669,640      669,640
Investment income
  receivable                   707      12,564            --       50,455
Payable to participants
  for distributions        (93,315)     (4,003)           --     (332,751)

Plan equity at
  December 31, 1993    $10,223,632  $  771,083   $   749,896  $26,600,802
/TABLE

                  SUMMARY OF PLAN ASSETS AND LIABILITIES
                            BY INVESTMENT FUND

                             DECEMBER 31, 1992

                                                                Chiquita
                        Safety of                  Growth      Depositary
                        Principal   Conservative   Equity        Share
                          Fund      Equity Fund     Fund         Fund
Investments            $ 6,683,673  $22,339,569  $ 3,971,276  $   438,827
Contributions
  receivable:
   Participant              28,599      40,304        49,395           --
   Company                      --          --            --           --
Loans to participants           --          --            --           --
Investment income
  receivable                39,792          71           102           --
Payable to participants
  for distributions       (164,566)   (131,953)      (79,791)          --
Accrued transfer (to)
  from other funds         (29,046)      4,354       (52,424)       5,964

Plan equity at
  December 31, 1992    $ 6,558,452  $2,252,345   $ 3,888,558  $   444,791




                          Chiquita    Chiquita
                          Capital      Fixed
                           Stock       Income     Loans to
                           Fund         Fund     Participants    Total

Investments            $ 8,416,506  $  681,069   $    72,126  $22,603,046
Contributions
  receivable:
   Participant             120,988      12,483            --      251,769
   Company               1,411,224          --            --    1,411,224
Loans to participants           --          --       676,322      676,322
Investment income
  receivable                   511      12,425            --       52,901
Payable to participants
  for distributions       (118,969)    (20,448)           --     (515,727)
Accrued transfer (to)
 from other funds           70,358         794            --           --

Plan equity at
  December 31, 1992    $ 9,900,618  $  686,323   $   748,448  $24,479,535
/TABLE

                  SUMMARY OF INCOME AND CHANGES IN PLAN
                         EQUITY BY INVESTMENT FUND
               YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                                Chiquita
                        Safety of                  Growth      Depositary
                        Principal   Conservative   Equity        Share
                          Fund      Equity Fund     Fund         Fund
Plan equity
  December 31, 1990    $ 4,751,267  $11,174,117   $2,285,273  $        --

Investment income:
  Dividends                     --      50,236       311,012           --
  Interest                 350,951       1,637         4,546           --
Net appreciation
  in fair value of
  investments                   --     321,973       647,028           --
Contributions:
  Participant              661,472     252,127       445,442           --
  Company, net                  --          --            --           --
  Rollovers                264,006      83,375        84,091           --
Distributions to
  participants            (716,914)   (124,391)     (391,800)          --
Transfer (to) from
 other funds              (196,183)    (76,647)      127,601           --
Plan equity at
  December 31, 1991    $ 5,114,599  $1,682,427    $3,513,193  $        --

                          Chiquita    Chiquita
                          Capital      Fixed
                           Stock       Income     Loans to
                           Fund         Fund     Participants    Total

Plan equity
  December 31, 1990    $ 7,933,130  $  277,033    $  258,392  $16,679,212

Investment income:
  Dividends                150,799          --            --      512,047
  Interest                   6,650      35,186        32,361      431,331
Net appreciation
  in fair value of
  investments            2,068,426      32,066            --    3,069,493
Contributions:
  Participant            1,127,382      97,617            --    2,584,040
  Company, net           2,164,360          --            --    2,164,360
  Rollovers                172,984       4,284            --      608,740
Distributions to
  participants            (740,769)    (53,000)           --   (2,026,874)
Transfer (to) from
  other funds             (200,822)    111,622       234,429           --
Plan equity at
  December 31, 1991    $12,682,140  $  504,808    $  525,182  $24,022,349
                  SUMMARY OF INCOME AND CHANGES IN PLAN
                         EQUITY BY INVESTMENT FUND
               YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                                Chiquita
                        Safety of                  Growth      Depositary
                        Principal   Conservative   Equity        Share
                          Fund      Equity Fund     Fund         Fund
Investment income:
  Dividends            $        --  $   65,345    $  571,693  $     5,964
  Interest                 290,584       1,180         1,641           --
Net appreciation
  (depreciation)
  in fair value of
  investments               27,182      94,754      (318,345)    (137,925)
Contributions:
  Participant              562,047     385,936       582,408           --
  Company, net                  --          --            --           --
  Rollovers                 56,514     125,758       169,161           --
Transfer of assets
  from merged plans      1,622,818     100,952        82,407           --
Distributions to
  participants            (961,985)   (411,428)     (541,062)          --
Transfer (to) from
  other funds             (153,307)    207,421      (172,538)     576,752
Plan equity at
  December 31, 1992    $ 6,558,452  $2,252,345    $3,888,558  $   444,791


                          Chiquita    Chiquita
                          Capital      Fixed
                           Stock       Income     Loans to
                           Fund         Fund     Participants    Total

Investment income:
  Dividends            $   242,175  $       --    $       --  $   885,177
  Interest                  10,707      57,549        46,337      407,998
Net appreciation
  (depreciation)
  in fair value of
  investments           (7,413,256)    (18,189)           --   (7,765,779)
Contributions:
  Participant            1,455,523     129,303            --    3,115,217
  Company, net           3,579,271          --            --    3,579,271
  Rollovers                103,466      15,937            --      470,836
Transfer of assets
  from merged plans        157,292       6,260            --    1,969,729
Distributions to
  participants            (185,263)   (105,525)           --   (2,205,263)
Transfer (to) from
  other funds             (731,437)     96,180       176,929           --
Plan equity at
  December 31, 1992    $ 9,900,618  $  686,323    $  748,448  $24,479,535
/TABLE

                  SUMMARY OF INCOME AND CHANGES IN PLAN
                         EQUITY BY INVESTMENT FUND
               YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                                Chiquita
                        Safety of                  Growth      Depositary
                        Principal   Conservative   Equity        Share
                          Fund      Equity Fund     Fund         Fund
Investment income:
  Dividends            $        --  $   77,684    $  514,295  $    35,850
  Interest                 264,071         514           585           43
Net appreciation
  (depreciation)
  in fair value of
  investments              (43,121)    192,481       520,416     (100,094)
Contributions:
  Participant              580,676     471,329       664,531           --
  Company, net                  --          --            --           --
  Rollovers                172,046      41,091        10,662           --
Distributions to
  participants            (735,235)   (371,488)     (719,300)     (19,469)
Transfer (to) from
  other funds             (987,318)    417,879       714,282        9,635
Plan equity at
  December 31, 1993    $ 5,809,571  $3,081,835    $5,594,029  $   370,756


                          Chiquita    Chiquita
                          Capital      Fixed
                           Stock       Income     Loans to
                           Fund         Fund     Participants    Total

Investment income:
  Dividends            $   281,189  $       --    $       --  $   909,018
  Interest                   4,808      75,193        49,033      394,247
Net appreciation
  (depreciation)
  in fair value of
  investments           (3,413,386)     24,800            --   (2,818,904)
Contributions:
  Participant            1,157,870     129,842            --    3,004,248
  Company, net           3,108,767          --            --    3,108,767
  Rollovers                  1,231          --            --      225,030
Distributions to
  participants            (768,315)    (87,332)           --   (2,701,139)
Transfer (to) from
  other funds              (49,150)    (57,743)      (47,585)          --
Plan equity at
  December 31, 1993    $10,223,632  $  771,083    $  749,896  $26,600,802
                                                                    SCHEDULE 1
                            CHIQUITA SAVINGS AND INVESTMENT PLAN
                                 ASSETS HELD FOR INVESTMENT
                                      DECEMBER 31, 1993

                                                                                 Current
   Issue                                                         Description    Cost      Value

*  Chiquita Brands International,
     Inc. capital stock            707,299 shares                $13,706,963     $8,133,939

   Fidelity Magellan Fund          79,544 shares                 4,888,250       5,635,658

*  Chemical Bank - Temporary
     Investment Fund               3.119% at December 31, 1993   4,362,392       4,362,392

   Vanguard Index Trust            72,102 shares                 2,591,604       3,160,230

   U.S. Treasury Note              5.75%, $2,000,000 principal amount,
                                   due March 31, 1994            2,023,750       2,012,500

*  Chiquita Brands International,  11 7/8%, $620,000 principal
     Inc. subordinated debentures  amount, redeemed on May 1, 1994               632,861
647,900

*  Chiquita Brands International, Inc.
     $1.32 Depositary Shares, each
     representing one-fifth of a share of
     Mandatorily Exchangeable Cumulative
     Preference Stock, Series C    26,102 shares                   586,517         355,640
                                                                 $28,792,337     $24,308,259
        *  Denotes party-in-interest
                                                                   SCHEDULE 2

                                CHIQUITA SAVINGS AND INVESTMENT PLAN
                                     REPORTABLE TRANSACTIONS (1)
                                FOR THE YEAR ENDED DECEMBER 31, 1993

                                        NUMBER OF                  PROCEEDS       COST        NET
DESCRIPTION OF         TYPE OF         SHARES        PURCHASE      FROM           OF        GAIN
  INVESTMENTS          TRANSACTION     OR UNITS     PRICE         SALES          ASSETS    (LOSS)
Chiquita Brands International,  Purchase/In-kind      277,095   $4,007,024
  Inc. capital stock        Sale          55,234                  $740,892    $1,131,638$(390,746)

Fidelity Magellan Fund    Purchase        23,773    1,646,175
                            Sale           6,018                   424,227       359,604    64,623

Chemical Bank - Temporary               Purchase    7,206,503    7,206,503
  Investment Fund           Sale       6,695,505                 6,695,505     6,695,505




(1)  The items listed represent transactions or series of transactions which, in the aggregate, are in excess
     of five percent of Plan assets at the beginning of the Plan year.
/TABLE

                                                        SCHEDULE 3


               CHIQUITA SAVINGS AND INVESTMENT PLAN
                  PARTY-IN-INTEREST TRANSACTIONS
               FOR THE YEAR ENDED DECEMBER 31, 1993



    This schedule has been omitted because there were no party-in-interest transactions which are prohibited by the Employee
Retirement Income Security Act of 1974 (ERISA) Section 406 and for which there is no statutory or administrative exemption.

SIGNATURE






     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.




                              CHIQUITA SAVINGS AND INVESTMENT PLAN




Date:  June 28, 1994           By:        /s/ John Powers

                                  John Powers, Secretary of the
                                  Plan Administrative Committee

                                                         Exhibit 1





                  CONSENT OF INDEPENDENT AUDITORS




    We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-2241, 33-16801, 33-42733 and 33-56572) pertaining to the Chiquita Savings and Investment Plan and in the related Prospectus of our report dated June 28, 1994, with respect to the financial statements and schedules of the Chiquita Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.





                               /s/ ERNST & YOUNG






Cincinnati, Ohio
June 28, 1994